For further information, contact
Jacqueline R. Spak  (614) 248-1280
John A. Russell  (614) 248-5989

                                FORM 8-K
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) November 21, 1994


                          BANC ONE CORPORATION
         (Exact name of registrant as specified in its charter)

                                  Ohio
            (State or other jurisdiction of incorporation or
                              organization)

                      Commission File Number 1-8552

                               31-0738296
                        (IRS Employer I.D. Number)

            100 East Broad Street, Columbus, Ohio  43271-0251
         (Address of principal executive offices)    (Zip Code)

                             (614) 248-5944
          (Registrant's telephone number, including area code)

                                   N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

           BANC ONE TO TAKE $235 MILLION IN AFTER-TAX CHARGES
             IN 4TH QUARTER TO CUT INTEREST-RATE SENSITIVITY
                  AND REFLECT ACCELERATED CONSOLIDATION

      INCREASES SHARE REPURCHASE AUTHORIZATION TO 18 MILLION SHARES

COLUMBUS, OH, November 21, 1994 -- BANC ONE CORPORATION (NYSE: ONE) announced today that it will take one time charges of up to $235 million after tax, or $0.58 per share, against fourth quarter earnings to cover the cost of virtually eliminating its sensitivity to rising short-term interest rates and of accelerating its ongoing program to reduce costs and increase efficiency in both its banking and non-banking operations.

BANC ONE also announced an increase in its share repurchase authorization from 10 million to 18 million shares.

The planned fourth quarter charge has two components. Approximately $170 million after tax is attributable to a loss on the sale of approximately $5.7 billion in fixed-rate securities with an average maturity of 3 years. This transaction had been hedged earlier in the quarter so that recent declines in bond prices did not affect the sale. Reinvesting the proceeds of the sale in short-term assets has virtually eliminated sensitivity to increases in short-term interest rates. As a result, an increase in short-term interest rates of up to 200 basis points would likely have less than a one percent impact on forecasted 1995 earnings.

Additional charges of up to $65 million after tax are attributable to the anticipated costs of planned actions to accelerate BANC ONE's ongoing program to consolidate certain banking operations which should reduce future non-interest expenses.

"We are determined to take the necessary steps in 1994 to put the issue of interest rate sensitivity behind us and enhance operating efficiency," said Chairman John B. McCoy. "Although these discretionary actions will end our 25-year record of annual earning increases, nonetheless our 1994 results will place us among a select group of financial institutions earning over $1 billion."

BANC ONE CORPORATION had assets of $88.2 billion and common equity of $7.5 billion as of September 30, 1994. BANC ONE now operates 75 banks with 1,425 offices in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANC ONE also operates several additional corporations that engage in data processing, venture capital, investment and merchant banking, trust, brokerage, investment management, equipment leasing, mortgage banking, consumer finance and insurance.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BANC ONE CORPORATION


        11/21/94                     s/William C. Leiter
        Date                         William C. Leiter
                                      Controller and
                                 Chief Accounting Officer